UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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KOHL’S CORPORATION
(Name of Registrant as Specified in Its Charter)

MACELLUM BADGER FUND, LP

MACELLUM BADGER FUND II, LP

MACELLUM ADVISORS, LP

MACELLUM ADVISORS GP, LLC

JONATHAN DUSKIN

GEORGE R. BROKAW

FRANCIS KEN DUANE

PAMELA J. EDWARDS

STACY HAWKINS

JEFFREY A. KANTOR

PERRY M. MANDARINO

CYNTHIA S. MURRAY

KENNETH D. SEIPEL

CRAIG M. YOUNG

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Macellum Badger Fund, LP, a Delaware limited partnership (“Macellum Badger”), together with the other participants named herein, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Kohl’s Corporation, a Wisconsin corporation (the “Company”).

On March 21, 2022, Jonathan Duskin, Chief Executive Officer of Macellum Capital Management, LLC, was quoted in the following article published by CNN Business:

Energy markets are changing in big ways

CNN Business

By Charles Riley

March 21, 2022

…

How Kohl’s became such a mess

With more than 1,100 stores and around $19 billion in annual sales, Kohl’s is the largest department store chain in the United States. And as recently as 2018, it was a bright spot in the beleaguered department store sector.

Not anymore, reports my CNN Business colleague Nathaniel Meyersohn.

The chain’s sales are lower than before the pandemic, despite strong consumer spending and as rivals enjoy big gains. Activist investors are circling Kohl’s and demanding leadership changes. A sale of the company could be on the horizon.

“We see a company that’s lost its way,” said Jonathan Duskin, managing partner at Macellum Advisors, an activist investment firm that has become Kohl’s third largest shareholder.

The department store sector has been in structural decline for years against pressure from Amazon, growing big-box chains including Walmart and Target, and discount clothing stores like TJMaxx.

Department stores including Kohl’s have been undercut on prices by discount players from the bottom, and prestige by luxury stores at the top, said John Fisher, a senior lecturer at Boston College’s Carroll School of Management.

“It’s hard to be unique,” Fisher said. “I think Kohl’s is caught right now by death in the middle.”

Kohl’s has lost around 17% of its market share since 2011, primarily to off-price retailers such as TJMaxx, as well as Amazon, according to UBS.

“[F]orces like consumers’ migration to online and preference for value have contributed to this erosion,” UBS analyst Jay Sole said in a recent report. “This will likely continue after the pandemic.”

…